    As filed with the Securities and Exchange Commission on December 11, 2000

                                                       Registration No. 333-____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 INFORMAX, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                                 52-1687783
-----------------------------                                           ---------------------------------
 (State or other jurisdiction                                          (I.R.S. Employer Identification No.)
of incorporation or organization)

                            6010 EXECUTIVE BOULEVARD
                                   10TH FLOOR
                               ROCKVILLE, MD 20852
           -----------------------------------------------------------
                    (Address of principal executive offices)

            INFORMAX, INC. AMENDED EQUITY INCENTIVE COMPENSATION PLAN
  INFORMAX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT (DR. ALEXANDER TITOMIROV)
    INFORMAX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT (DR. JAMES BERNSTEIN) INFORMAX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT (DR. JAMES BERNSTEIN)
     INFORMAX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT (DR. VADIM BABENKO) INFORMAX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT (DR. VADIM BABENKO)
       INFORMAX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT (SERGEI EGOROV) INFORMAX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT (SERGEI EGOROV)

                            (Full title of the plans)

                             Dr. Alexander Titomirov
                      President and Chief Executive Officer
                            6010 Executive Boulevard
                                   10th Floor
                               Rockville, MD 20852
                                 (240) 747-4000
           -----------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                                Michael J. Silver
                             Hogan & Hartson L.L.P.
                        111 S. Calvert Street, Suite 1600
                               Baltimore, MD 21202
                                 (410) 659-2700


                         CALCULATION OF REGISTRATION FEE


==============================================================================================================
                                                                        Proposed
                                                    Proposed             maximum
    Title of securities       Amount to be      maximum offering        aggregate             Amount of
     to be registered          registered      price per share (1)    offering price (1)  registration fee (1)
==============================================================================================================

===========================================================================================================
   Common Shares, $0.001
    par value per share         5,194,975           $3.25(a)       $16,883,669(a)          $4,458 (a)
                                2,327,137          $10.56(b)       $24,574,567(b)          $6,488 (b)
                                4,258,333           $.30 (c)          $1,277,500 (c)       $338.00 (c)
                                 26,720             $.006 (d)            $161 (d)           $1.00 (d)
                                1,604,599            $.30(e)           $481,380 (e)        $128.00 (e)
                                 668,000            $.006 (f)           $4,008 (f)          $2.00 (f)
                                1,683,450            $.30(g)           $505,035 (g)        $134.00 (g)
                                 122,000            $.006 (h)            $732 (h)           $1.00 (h)
                                 167,000            $.006 (i)           $1,002 (i)          $1.00 (i)
===========================================================================================================

(1) Pursuant to Rule 457 (c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the weighted average option exercise price of $3.25 for the 5,194,975 shares issuable upon exercise of outstanding options under the InforMax, Inc. Amended Equity Incentive Compensation Plan (the "Plan") as of December 4, 2000, (b) the average of the high and low prices per share of $10.56 per share of InforMax, Inc. Common Stock on The Nasdaq Stock Market's National Market on December 4, 2000, for the 2,327,137 shares otherwise issuable under the Plan as of December 4, 2000, (c) the exercise price of $.30 per share of the 4,258,333 shares issuable upon exercise of options under the InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Alex Titomirov), (d) the exercise price of $.006 per share of the 26,720 shares issuable upon exercise of options under the InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. James Bernstein), (e) the exercise price of $.30 per share of the 1,604,599 shares issuable upon exercise of options under the InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. James Bernstein), (f) the exercise price of $.006 per share of the 668,000 shares issuable upon exercise of options under the InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Vadim Babenko), (g) the exercise price of $.30 per share of the 1,683,450 shares issuable upon exercise of options under the InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Vadim Babenko), (h) the exercise price of $.006 per share of the 122,000 shares issuable upon exercise of options under the InforMax, Inc. Non-Qualified Stock Option Agreement (Sergei Egorov), and (i) the exercise price of $.006 per share of the 167,000 shares issuable upon exercise of options under the InforMax, Inc. Non-Qualified Stock Option Agreement (Sergei Egerov). Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares to be offered or sold pursuant to the Plan and agreements described herein that may be issued as a result of the antidilution and other adjustment provisions therein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                InforMax, Inc. (the "Registrant") will separately send or give documents containing the information required to be provided in this Part I to its employees participating in the InforMax, Inc. Amended Equity Incentive Compensation Plan (the "Plan"), and each of the Non-Qualified Stock Option Agreements listed on the cover page of this Registration Statement, as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, the Registrant will not file these documents with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION BY REFERENCE.

                The Registrant hereby incorporates by reference into this Registration Statement the following documents:

        (a) The Registrant's final prospectus filed pursuant to Rule 424(b)(1) dated October 2, 2000 (Registration No. 333-41194).

        (b) The Registrant's quarterly report for the period ended September 30, 2000 on Form 10-Q dated November 16, 2000 (Registration No. 000-31577).

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 20, 2000 and registering shares of Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

                Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

                To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.


ITEM 4.         DESCRIPTION OF SECURITIES.

                The Company's Common Stock is registered with the Commission under Section 12 of the Exchange Act.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                A partner of Hogan & Hartson L.L.P., counsel to the Registrant, beneficially owns 56,359 shares of Common Stock of the Registrant.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                The Amended and Restated Bylaws of the Company provide for the indemnification of the Company's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Company will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Company's Board of Directors. The indemnification provided under the Amended and Restated Bylaws includes the right to be paid by the Company the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding maybe made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it is ultimately determined that such director or officer is not entitled to be indemnified. Pursuant to the Amended and Restated Bylaws, if a claim for indemnification is not paid by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such action.

                As permitted by the DGCL, the Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

                Under the Amended and Restated Bylaws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL. The Company maintains director and officer liability insurance on behalf of its directors and officers.

                                    * * * * *

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.         EXHIBITS.


                Exhibit
                Number          Description
                ------          -----------
                4.1             Restated Certificate of Incorporation (Incorporated herein by reference to
                                Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on
                                Form S-1 (Reg. No. 333-41194) filed on September 12, 2000).

                4.2             Restated Bylaws (Incorporated herein by reference to Exhibit 3.4 to Amendment
                                No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No.
                                333-41194) filed on September 12, 2000).

                4.3             Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit
                                4.1 to the Amendment No. 4 to the Registrant's Registration Statement on Form
                                S-1 (Reg. No. 333-41194) filed on September 27, 2000).

                4.4             InforMax, Inc. Amended Equity Incentive Compensation Plan, as amended October
                                25, 2000.*

                4.5             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Alexander Titomirov)
                                dated March 19, 1999.*

                4.6             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. James Bernstein)
                                dated June 19, 1995.*

                4.7             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. James Bernstein)
                                dated March 19, 1999.*

                4.8             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Vadim Babenko) dated
                                December 11, 1997 and amendment thereto effective as of January 1, 1999.*

                4.9             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Vadim Babenko) dated
                                March 19, 1999.*

                4.10            InforMax, Inc. Non-Qualified Stock Option Agreement (Sergei Egorov) dated May
                                1, 1997.*

                4.11            InforMax, Inc. Non-Qualified Stock Option Agreement (Sergei Egorov) dated
                                January 1, 1998 and notification of acceleration.*

                5.1             Opinion of Hogan & Hartson L.L.P.*

                23.1            Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)*

                23.2            Consent of Deloitte & Touche LLP *

                24              Power of Attorney (contained on the Signature Pages)*

-----------

* Filed herewith.

ITEM 9.         UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undertaking concerning indemnification is set forth under the response to Item 6.

        (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, State of Maryland, , on December 11, 2000.


                   InforMax, Inc.

                By: /s/ Dr. Alexander Titomirov
                   ------------------------------------------------------
                   Dr. Alexander Titomirov
                   President, Chief Executive Officer and Chairman of the Board

                                POWER OF ATTORNEY

                KNOW BY ALL PERSONS, that each person whose signature appears below constitutes and appoints, Dr. Alex Titomirov, Dr. James Bernstein and Joseph Lehnen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to prepare and file all instruments and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                          TITLE                          DATE

   /s/Dr. Alexander Titomirov                     Chairman of the Board           December 11, 2000
   ---------------------------------              of Directors
   Dr. Alexander Titomirov                        (Principal Executive
                                                  Officer)



   /s/Joseph Lehnen                               Chief Financial Officer         December 11, 2000
   ---------------------------------              (Principal Financial
   Joseph Lehnen                                  Officer)



   /s/Dr. James E. Bernstein                      Director                        December 11, 2000
   ---------------------------------
   Dr. James E. Bernstein


   /s/Harry D'Andrea                              Director                        December 11, 2000
   ---------------------------------
   Harry D'Andrea

   /s/Hooks Johnston                              Director                        December 11, 2000
   ---------------------------------
   Hooks Johnston

   /s/Dr. Wei Wu He                               Director                        December 11, 2000
   ---------------------------------
   Dr. Wei Wu He

   /s/Andrew Whiteley                             Director                        December 11, 2000
   ---------------------------------
   Andrew Whiteley

                                  EXHIBIT INDEX



Exhibit
Number                                    Description
------                                    -----------
4.1             Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 to
                Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-41194)
                filed on September 12, 2000).

4.2             Restated Bylaws (Incorporated herein by reference to Exhibit 3.4 to Amendment No. 2 to the
                Registrant's Registration Statement on Form S-1 (Reg. No. 333-41194) filed on September 12,
                2000).

4.3             Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the
                Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-41194)
                filed on September 27, 2000).

4.4             InforMax, Inc. Amended Equity Incentive Compensation Plan, as amended October 25, 2000.*

4.5             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Alexander Titomirov) dated March 19,
                1999.*

4.6             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. James Bernstein) dated June 19,
                1995.*

4.7             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. James Bernstein) dated March 19,
                1999.*

4.8             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Vadim Babenko) dated December 11,
                1997 and amendment thereto effective as of January 1, 1999.*

4.9             InforMax, Inc. Non-Qualified Stock Option Agreement (Dr. Vadim Babenko) dated March 19, 1999.*

4.10            InforMax, Inc. Non-Qualified Stock Option Agreement (Sergei Egorov) dated May 1, 1997.*

4.11            InforMax, Inc. Non-Qualified Stock Option Agreement (Sergei Egorov) dated January 1, 1998 and notification of acceleration.*

5.1             Opinion of Hogan & Hartson L.L.P.*

23.1            Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)*

23.2            Consent of Deloitte & Touche LLP *

24              Power of Attorney (contained on the Signature Pages)*

-----------

* Filed herewith.